Exhibit 99.1

Baxano Surgical, Inc. Reports Operating Results for the Fourth Quarter of 2013,

Issues First Quarter 2014 Guidance

– Fourth quarter revenue was $6.0 million –

– iO-Flex achieves 7% sequential growth, iO-Tome launched –

– Net loss per share was $0.19 for the quarter –

RALEIGH, NC – (GLOBE NEWSWIRE) — March 6, 2014 — Baxano Surgical, Inc. (NASDAQ: BAXS), a medical device company focused on designing, developing and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region, today announced its financial results for the three and twelve months ended December 31, 2013. On May 31, 2013, we consummated our acquisition of Baxano, Inc. Our consolidated statements of operations reflect the Baxano, Inc. results, including the iO-Flex® and iO-Tome® products, from May 31, 2013.

Revenue was $6.0 million in the fourth quarter of 2013, representing a 44.2% increase from revenue of $4.1 million in the fourth quarter of 2012. Domestic revenue was $5.1 million in the fourth quarter of 2013, compared to $3.0 million in the fourth quarter of 2012 and international revenue was $0.8 million in the fourth quarter of 2013, compared to $1.1 million in the fourth quarter of 2012. Revenue contributed in the fourth quarter of 2013 by the Baxano, Inc. products, which were acquired on May 31, 2013, was $2.9 million.

"In the fourth quarter we saw good sequential growth in our iO-Flex and VEO® product lines and early interest in our recently launched iO-Tome product," commented Ken Reali, President and CEO of Baxano Surgical. "We have completed our merger integration activities and have put in place the foundational elements we believe are needed for growth and leadership in the minimally invasive spine market.”

Gross margin was 69.7% in the fourth quarter of 2013 as compared to 62.2% in the fourth quarter of 2012. The increase in gross margin for the comparative quarters reflects lower overall product costs in the fourth quarter of 2013 from increased volumes and lower inventory write-downs. Net loss was $8.4 million in the fourth quarter of 2013, compared to a net loss of $12.0 million in the fourth quarter of 2012. Net loss per common share was $0.19 in the fourth quarter of 2013 compared to a net loss per share of $0.44 in the fourth quarter of 2012.

Excluding special items, net loss in the fourth quarter of 2013 was $8.3 million, or $0.19 per common share, compared to net loss excluding special items of $5.4 million, or $0.20 per common share in the fourth quarter of 2012. Special items of $0.2 million in the fourth quarter of 2013 consisted of merger and integration expenses related to our merger with Baxano, Inc. Special items of $6.6 million in the fourth quarter of 2012 consisted of expenses for the settlement with the U.S. government related to the 2011 Office of Inspector General subpoena. For additional information, see the “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.

For the full year of 2013, total revenue increased by $4.0 million or 27.5% to $18.6 million compared to $14.6 million in the prior year. The increase in revenue from 2012 to 2013 was primarily due to the addition of the iO-Flex family of products to our portfolio as of May 31, 2013, offset by a lower number of AxiaLIF® cases which was due primarily to limited private payor physician reimbursement. Gross margins decreased to 69.7% in 2013 from 70.4% in 2012. The slight decrease in gross margin was primarily due to the $0.3 million of medical device tax which was not present in 2012.

For the full year of 2013, net loss was $32.0 million, compared to a net loss of $29.9 million in the prior year. Net loss per share in 2013 was $0.85 compared to a net loss per share of $1.10 in 2012. On a non-GAAP basis excluding merger-related and other special items of $3.8 million, net loss was $28.2 million for the full year of 2013, a 31.0% increase compared to $21.6 million in the prior year. On the same basis, loss per share was $0.75 in 2013 compared to $0.79 in 2012.

Baxano Surgical Outlook

For the first quarter ending March 31, 2014, the Company expects total revenue in the range of $4.7 - $5.2 million.

Conference Call

Baxano Surgical will host a conference call today at 4:30 pm Eastern time to discuss its fourth quarter financial results. To listen to the conference call on your telephone, please dial (877) 312-8823 for domestic callers and (253) 237-1182 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, use the following link at http://ir.Baxanosurgical.com/events.cfm.

Exhibit 99.1

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

To supplement the Company’s consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP measures of certain components of financial performance, including net loss, net loss per common share and a pro forma consolidated statement of operations, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to reflect the Baxano, Inc. acquisition as if it had occurred at the beginning of 2013 and to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. Pro forma adjustments include amortization of intangibles, interest costs associated with Baxano, Inc. preferred stock and convertible debt, and elimination of intercompany general and administrative expenses. “Special items” consist of merger and integration expenses related to the merger with Baxano, Inc. and charges related to the settlement with the U.S. Department of Justice, including related legal fees. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe that providing non-GAAP measures that adjust for the combined historical results of the Company and Baxano, Inc. and for significant non-recurring expenses allows comparison of our core operations from period to period. These non-GAAP measures may be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measures.

About Baxano Surgical, Inc.

Baxano Surgical, Inc. is a medical device company focused on designing, developing, and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region. Baxano Surgical currently markets the AxiaLIF ® family of products for single and two level lower lumbar fusion, the VEO ® lateral access and interbody fusion system, iO-Flex ®, a proprietary set of flexible instruments used by surgeons during spinal decompression procedures and the iO-Tome ® instrument, which rapidly and precisely removes bone, specifically the facet joints, which is commonly performed in spinal fusion procedures. Baxano Surgical, Inc. was founded in May 2000 and is headquartered in Raleigh, North Carolina. For more information, visit www.baxanosurgical.com.

AxiaLIF, VEO, iO-Flex and iO-Tome are registered trademarks of Baxano Surgical, Inc..

Forward Looking Statements

This press release includes statements that are based on our current beliefs and assumptions. These statements constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, our ability to raise additional capital, our ability to comply with our settlement agreement and Corporate Integrity Agreement with certain entities of the U.S. government, the risks inherent in operating in foreign jurisdictions, stockholder class action lawsuits, the Company's ability to achieve revenue targets set forth it its credit facility and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with Baxano Surgical’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on Baxano Surgical's expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Contact:

Baxano Surgical Inc.

Tim Shannon, Interim Chief Financial Officer

919-926-8762

or

Westwicke Partners

Mark Klausner

443-213-0501

baxanosurgical@westwicke.com

Source: Baxano Surgical, Inc.

Exhibit 99.1

Baxano Surgical, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31
	2013	2012	2013	2012

Revenue	$5,955	$4,129	$18,582	$14,570
Cost of revenue	1,806	1,562	5,638	4,309
Gross profit	4,149	2,567	12,944	10,261
Operating expenses:
Research and development	2,221	1,520	6,919	5,457
Sales and marketing	7,593	4,925	25,315	20,049
General and administrative	2,211	1,510	8,392	6,172
Merger and integration expenses	162	-	3,588	-
Charges related to U.S. Government settlement	-	6,583	192	8,324
Total operating expenses	12,187	14,538	44,406	40,002
Operating loss	(8,038)	(11,971)	(31,462)	(29,741)
Non-operating items, net	(398)	(1)	(564)	(147)
Net loss	$(8,436)	$(11,972))	$(32,026)	$(29,888)
Other comprehensive loss:
Foreign currency translation adjustments	3	-	1	1
Comprehensive loss	$(8,433)	$(11,972)	$(32,025)	$(29,887)

Net loss per common share - basic and diluted	$(0.19)	$(0.44)	$(0.85)	$(1.10)

Weighted average common shares outstanding - basic and diluted	45,378	27,291	37,895	27, 267

Exhibit 99.1

Baxano Surgical, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$8,540	$21,541
Restricted cash	610	-
Accounts receivable, net	4,699	3,206
Inventory	7,037	5,017
Prepaid expenses and other assets	475	330
Total current assets	21,361	30,094
Property and equipment, net	3,047	2,166
Goodwill and intangible assets, net	23,993	-
Other long-term assets	577	-
Total assets	$48,978	$32,260

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt, net	$563	$-
Common stock warrant liability	528	-
Accounts payable	3,693	2,603
Accrued expenses related to U.S. Government settlement	2,736	6,792
Accrued expenses	3,593	1,648
Total current liabilities	11,113	11,043
Long-term debt, net	6,268	-
Other noncurrent liabilities	2,150	78

Stockholders' equity
Common stock	5	3
Additional paid-in capital	200,260	159,929
Accumulated other comprehensive income	15	14
Accumulated deficit	(170,833)	(138,807)
Total stockholders' equity	29,447	21,139
Total liabilities and stockholders' equity	$48,978	$32,260

Exhibit 99.1

Baxano Surgical, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	(8,436)	(11,972)	(32,026)	$(29,888)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	561	346	2,038	1,141
Stock-based compensation	323	304	1,359	1,366
Provision (reversal of provision) for bad debts	101	12	751	(15)
Loss on extinguishment of debt	341	-	341	-
Gain on fair value of common stock warrants	(135)	-	(135)	-
Amortization of debt discount	93	-	93	-
Loss on sale of fixed assets	-	-	-	261
Changes in operating assets and liabilities:
Increase in accounts receivable	(93)	(1,142)	(677)	(669)
(Increase) decrease in inventory	117	147	(74)	(491)
Decrease in prepaid expenses	170	56	89	350
Increase (decrease) in accounts payable and accrued expenses	1,032	526	606	(24)
Increase (decrease) in accrued expenses related to U.S. Government settlement	(701)	6,160	(1,968)	6,612
Net cash used in operating activities	(6,627)	(5,563)	(29,603)	(21,357)
Cash flows from investing activities:
Purchases of property and equipment	(371)	(222)	(1,747)	(2,014)
Acquisition, net of cash received	-	-	(2,685)	-
Sales and maturities of investments	-	-	-	6,027
Restricted cash classification	(548)	-	(535)	-
Net cash provided by (used in) investing activities	(919)	(222)	(4,967)	4,013
Cash flows from financing activities:
Borrowings under credit facility	7,500	-	7,500	-
Payment of debt issue costs	(586)	-	(586)	-
Repayment of term loan	(3,025)	-	(3,025)	-
Net proceeds from issuance of common stock	476	-	17,551	-
Principal payments on capital lease	(17)	-	(17)	-
Proceeds from employee stock plans	136	93	145	160
Net cash provided by financing activities	4,484	93	21,568	160
Effect of exchange rate changes on cash and cash equivalents	3	-	1	1
Net decrease in cash and cash equivalents	(3,059)	(5,692)	(13,001)	(17,183)
Cash and cash equivalents, beginning of period	11,599	27,233	21,541	38,724
Cash and cash equivalents, end of period	$8,540	$21,541	$8,540	$21,541

Exhibit 99.1

Baxano Surgical, Inc.

Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

(Unaudited)

	Year Ended Dec 31, 2013 As Reported	Baxano, Inc. Results Prior to the Merger (1)	Pro Forma Adjustments (2)	Year Ended Dec 31, 2013 Pro Forma

Revenue	$18,582	$4,725	$-	$23,307
Cost of revenue	5,638	1,662	25	7,325
Gross profit	12,944	3,063	(25)	15,982
Operating expenses:
Research and development	6,919	1,318	4	8,241
Sales and marketing	25,315	5,437	4	30,756
General and administrative	8,392	939	227	9,558
Merger and integration expenses	3,588	3,054	-	6,642
Charges related to U.S. Government settlement	192	-	-	192
Total operating expenses	44,406	10,748	235	55,389
Operating loss	(31,462)	(7,685)	(260)	(39,407)
Non-operating items, net	(564)	(702)	548	(718)
Net loss	$(32,026)	$(8,387)	$288	$(40,125)

Net loss per common share - basic and diluted	$(0.85)			$(0.72)

Weighted average common shares outstanding - basic and diluted (3)	37,895			55,746

(1) includes the results of operations for Baxano, Inc. for January through May 2013. The Merger was effective on May 31, 2013.

(2) pro forma adjustments reflect the amortization of intangible assets and depreciation on the fair value of the fixed assets acquired in the merger less the elimination of interest on Baxano, Inc. debt not assumed by Baxano Surgical, Inc.

(3) weighted average common shares outstanding have been adjusted for merger related shares as if issued at the beginning of the period presented.

Exhibit 99.1

Baxano Surgical, Inc.

Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2012 As Reported	Baxano, Inc. Results for the Three Months Ended December 31, 2012	Pro Forma Adjustments (1)	Three Months Ended December 31, 2012 Pro Forma

Revenue	$4,129	$3,046	$-	$7,175
Cost of revenue	1,562	891	15	2,468
Gross profit	2,567	2,155	(15)	4,707
Operating expenses:
Research and development	1,520	662	2	2,184
Sales and marketing	4,925	4,357	2	9,284
General and administrative	1,510	931	850	3,291
Merger and integration expenses	-	-	-	-
Charges related to U.S. Government settlement	6,583	-	-	6,583
Total operating expenses	14,538	5,950	854	21,342
Operating loss	(11,971)	(3,795)	(869)	(16,635)
Non-operating items, net	(1)	(93)	523	429
Net loss	$(11,972)	$(3,888)	$(346)	$(16,206)

Net loss per common share - basic and diluted	$(0.44)			$(0.36)

Weighted average common shares outstanding - basic and diluted (2)	27,291			45,142

(1) pro forma adjustments reflect the amortization of intangible assets and depreciation on the fair value of the fixed assets acquired in the merger less the elimination of interest on Baxano, Inc. debt not assumed by Baxano Surgical, Inc.

(2) weighted average common shares outstanding have been adjusted for merger related shares as if issued at the beginning of the period presented.

Exhibit 99.1

Baxano Surgical, Inc.

Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

(Unaudited)

	Year Ended Dec 31, 2012 As Reported	Baxano, Inc. Results for the Year Ended Dec 31, 2012	Pro Forma Adjustments (1)	Year Ended Dec 31, 2012 Pro Forma

Revenue	$14,570	$9,417	$-	$23,987
Cost of revenue	4,309	3,261	61	7,631
Gross profit	10,261	6,156	(61)	16,356
Operating expenses:
Research and development	5,457	4,778	10	10,245
Sales and marketing	20,049	17,155	10	37,214
General and administrative	6,172	2,486	1,258	9,916
Charges related to U.S. Government settlement	8,324	-	-	8,324
Total operating expenses	40,002	24,419	1,278	65,699
Operating loss	(29,741)	(18,263)	(1,339)	(49,343)
Non-operating items, net	(147)	(580)	779	52
Net loss	$(29,888)	$(18,843)	$(560)	$(49,291)

Net loss per common share - basic and diluted	$(1.10)			$(1.09)

Weighted average common shares outstanding - basic and diluted (2)	27,267			45,118

(1) pro forma adjustments reflect the amortization of intangible assets and depreciation on the fair value of the fixed assets acquired in the merger less the elimination of interest on Baxano, Inc. debt not assumed by Baxano Surgical, Inc.

(2) weighted average common shares outstanding have been adjusted for merger related shares as if issued at the beginning of the period presented.

Exhibit 99.1

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP net loss	$(8,436)	$(11,972)	$(32,026)	$(29,888)
Special items:
Merger and integration expenses	162	-	3,588	-
Charges related to U.S. Government settlement	-	6,583	192	8,324
Net loss excluding special items	$(8,274)	$(5,389)	$(28,246)	$(21,564)

GAAP net loss per share	$(0.19)	$(0.44)	$(0.85)	$(1.10)
Special items:
Merger and integration expenses	-	-	0.09	-
Charges related to U.S. Government settlement	-	0.24	0.01	0.31
Net loss excluding special items	$(0.19)	$(0.20)	$(0.75)	$(0.79)

Shares used in computing GAAP and non-GAAP loss per share	45,378	27,291	37,895	27,267

Reconciliation of Pro Forma Financial Information to Non-GAAP Financial Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Pro forma net loss	$(8,436)	$(16,206)	$(40,125)	$(49,291)
Special items:
Merger and integration expenses	162	-	6,642	-
Charges related to U.S. Government settlement	-	6,583	192	8,324
Pro forma net loss excluding special items	$(8,274)	$(9,623)	$(33,291)	$(40,967)

Pro forma net loss per share	$(0.13)	$(0.36)	$(0.72)	$(1.09)
Special items:
Merger and integration expenses	-	-	0.12	-
Charges related to U.S. Government settlement	-	0.15	-	0.18
Pro forma net loss excluding special items	$(0.13)	$(0.21)	$(0.60)	$(0.91)

Shares used in computing pro forma and pro forma non-GAAP loss per share	63,229	45,142	55,746	45,118